PURCHASE AND SALE AGREEMENT AND ESCROW INSTRUCTIONS

THIS PURCHASE AND SALE AGREEMENT AND ESCROW INSTRUCTIONS (the

"Agreement") is made and entered into as of the 4th day of September, 2019 by and between SUTTON HILL CAPITAL, L.L.C., a New York limited liability company ("Seller") and CITADEL CINEMAS, INC., a Nevada corporation ("Buyer").

WITNESSETH:

WHEREAS, Seller currently holds (i) a leasehold interest under a ground lease ("Ground Lease") for that certain real property described on Exhibit "A" attached hereto and made a part hereof, commonly known as 181 Second Avenue, Sec. 2, Block 467, Lot 31, New York, New York ("Leased Site"), (ii) an ownership interest in the building and other improvements now located on the Leased Site and described on Exhibit "B" attached hereto and made a part hereof ("Improvements"), and (iii) an ownership interest in the personal property and other equipment now located on the Leased Site ("Equipment" and, together with the Ground Lease and Improvements, the "Property");

WHEREAS, Seller has leased its interest in the Property to Buyer, pursuant to that certain Lease Agreement, dated as of July 28, 2000, by and between Seller and Buyer, as amended by that certain (i) Amended and Restated Lease Agreement, dated as of January 29, 2002, by and between Seller and Buyer,

(ii) Omnibus Amendment Agreement, dated as of October 22, 2003, by and among Buyer, Seller, Nationwide Theatres Corp., Sutton Hill Associates and Reading International, Inc., (iii) Second Amendment to Amended and Restated Master Operating Lease, dated as of September 1, 2005, by and between Seller and Buyer, and (iv) Third Amendment to Amended and Restated Master Operating Lease Agreement, dated as of June 2010, by and between Seller and Buyer (collectively, the "Lease"), and the Lease grants to Buyer an irrevocable option to purchase the Property upon the terms and conditions set forth herein. Capitalized terms used, but not defined, herein shall have the meaning set forth in the Lease.

AGREEMENT:

NOW THEREFORE, for and in consideration of the sum of One Dollar ($1.00) paid by Buyer to Seller, the receipt of which is hereby acknowledged, and in further consideration of the mutual covenants and conditions set forth herein and in the Lease, the parties agree that:

1. Purchase Price. The purchase price for the Property shall be the sum of Five Million Nine Hundred Thousand Dollars ($5,900,000.00) (the "Purchase Price") and shall be payable in cash on or before one (1) business day prior to the Close of Escrow (as hereinafter defined), plus such additional sums as may be necessary for Buyer's share of escrow and other costs as set forth herein.

2. Title. Title to the Property shall be conveyed to Buyer, or a nominee of Buyer, by quitclaim deed in the form attached as Exhibit "C" hereto (the "Deed") with respect to the Improvements (which Deed shall be duly executed and acknowledged and shall be delivered and deposited by Seller into escrow at least two (2) Business Days prior to the Close of Escrow), a bill of sale in the form attached as Exhibit "D" hereto ("Bill of Sale") with respect to the Equipment, and an Assignment and Assumption Agreement, in the form attached as Exhibit "E" hereto (the "Assignment") with respect to the Ground Lease, subject only to the following conditions of title (the "Conditions of Title"):

(a)	a lien to secure payment ofreal estate taxes not delinquent;
(b) matters affecting the condition of title suffered or created by, or with the written consent of Buyer; and

(c) any other matters disclosed by a preliminary title report covering the Property, issued in connection with the transfer of title with respect to the Property by a title company mutually approved by the parties (the "Preliminary Title Report"), and not disapproved in writing by Buyer within fifteen (15) calendar days after receipt by Buyer of the Preliminary Title Report and all documents referred to therein; failure to disapprove any such matter within said fifteen (15) day period by giving written notice thereof to Seller and Escrow Holder shall be conclusively deemed to be the approval thereof by Buyer.

3. "AS-IS" SALE. Since the initial effective date of the Lease, Buyer has remained in possession of the Property continuously as tenant through the date hereof. Buyer and its representatives have had adequate opportunity to enter upon the Property and to make such inspections of the Property and matters related thereto, including the conduct of soil, environmental and engineering tests, as Buyer and its representatives desire to satisfy itself as to the condition of the Property and the existence or nonexistence or curative action to be taken with respect to any hazardous or toxic substances on or discharged from the Property, and will rely solely upon the same. Buyer further acknowledges that (i) neither Seller, nor any principal, agent, attorney, employee, broker or other representative of Seller, has made any representations or warranties of any kind whatsoever, either express or implied, with respect to the Property or any of such related matters, including, but not limited to, any warranties or representations as to habitability, merchantability or fitness for a particular purpose or as to the physical, structural or environmental conditions of the Property or its compliance with laws, and (ii) Buyer is not relying on any warranty, representation or covenant, express or implied, with respect to the Property and that Buyer is acquiring the Property in an "AS-IS, WHERE IS, WITH ALL FAULTS" condition. Buyer acknowledges that it is knowledgeable in real estate matters, and Buyer has made all of the investigations and inspections Buyer deems necessary in connection with its purchase of the Property. Upon the Close of Escrow, Buyer shall assume the risk that adverse matters, including but not limited to, construction defects and adverse physical and environmental conditions, may not have been revealed by Buyer's investigations, and Buyer, upon Close of Escrow, shall be deemed to have waived, relinquished and released Seller (and Seller's officers, directions, shareholders, employees and agents) from and against any and all claims, demands, causes of action (including causes of action in tort), losses, damages, liabilities, costs and expenses (including reasonable attorneys' fees) of any and every kind or character, known or unknown, which Buyer might have asserted or alleged against Seller (and Seller's officers, directors, shareholder, employees and agents) at any time by reason of or arising out of the physical and environmental conditions of the land or improvements, any latent or patent construction defects, violations of any applicable laws and any and all other acts, omissions, events, circumstances or matters regarding the Property. Buyer expressly understands and acknowledges that it is possible that unknown losses or claims exist or that present losses may have been underestimated in amount or severity, and Buyer explicitly took that into account in determining the consideration for the execution of this Agreement, and a portion of said consideration, having been bargained for between the parties with the knowledge of the possibility of such unknown losses or claims, was given in exchange for a full accord, satisfaction and discharge of all such losses or claims.

4. Escrow.

(a) As used herein, the term "Opening of Escrow" shall mean the date counterparts of this Agreement shall have been executed by Buyer and Seller and delivered to any commercial escrow company mutually agreed upon by the parties (the "Escrow Holder"); Opening of Escrow shall be on or before a date which is five (5) Business Days after the date the Exercise Notice is delivered to Seller.

(b) As used herein, the term "Close of Escrow" shall be May 31, 2020, time being of the essence of this Agreement.
(c) At least 2 Business Days prior to the Close of Escrow, Seller shall deliver the following to Escrow Holder:
(i) The Deed, duly executed and acknowledged by Seller, in recordable form, and ready for recordation;
(ii)	The Bill of Sale, duly executed by Seller;

(iii)	The Assignment, duly executed by Seller; and
(iv) Any other documents or instruments called for hereunder which have not previously been delivered.
(d) At least 2 Business Days prior to the Close of Escrow, Buyer shall deliver the following to Escrow Holder:

(i)	The Bill of Sale, duly executed by Buyer;

(ii)	The Assignment, duly executed by Buyer; and

(iii) Any other documents or instruments called for hereunder which have not previously been delivered.

5. Title Insurance. At the Close of Escrow, Escrow Holder shall furnish to Buyer a standard owner's coverage policy of title insurance, insuring title in fee simple to the Improvements and leasehold title with respect to the Leased Site, each as vested in Buyer and subject only to the Conditions of Title (the "Title Policy"). The Title Policy shall be in an amount equal to the Purchase Price, shall be dated as of the date and time of recordation of the Deed, and shall be issued and delivered to Buyer and Seller as promptly as practicable following such recordation. Buyer shall bear the costs of the issuance of the Title Policy.

6. Expenses/Prorations.
(a) Buyer shall pay all escrow fees, and all costs in connection with the recordation of the Deed.

(b)	All taxes and assessments pertaining to the Property shall be paid or assumed by

Buyer.

7. Broker's Commission. Seller warrants and represents to Buyer that Seller has not incurred any obligation for the payment of any real estate commission, finder's fee or other like sum in connection with the transactions contemplated herein, and Buyer likewise warrants and represents to Seller that Buyer has not incurred any such obligation. Buyer and Seller hereby agree to indemnify and hold the other harmless from any and all causes of action, claims, demands, suits, and expenses, including attorneys' fees, which any broker, agent, or finder, licensed or otherwise, may have or claim to have by reason of the conduct or contracts of the indemnifying party.

8. Possession of Land. Possession of the Property shall be delivered to Buyer at the Close of Escrow.

9. Notices. All written notices and demands of any kind which either party may be required or may desire to serve on the other in connection with this Agreement may be served by personal delivery or registered or certified mail, return receipt requested. Any notices or demands so served by registered or certified mail shall be deposited in the United States mail, with postage thereon fully prepaid, addressed to the other party to be so served at the address set forth in the Lease. Any such communication shall be deemed to have been given at the time of such personal delivery or seventy-two (72) hours after the mailing thereof as hereinabove provided. Any party may change the address at which it is to receive notices by so notifying the other party to this Agreement in writing.

10. No Waiver. The waiver by either party of any term, condition or provision of this Agreement shall not be construed as a waiver of any other or subsequent term, condition or provision of this Agreement.

11. Time Is Of The Essence. Time is of the essence of the parties' obligations hereunder.

12. Gender. Whenever the context of this Agreement so requires, the masculine gender includes the feminine and neuter, the singular in number includes the plural, and the plural number includes the singular.

13. Attorneys' Fees. If either party hereto commences an action against the other to enforce any of the tenns hereof, the losing or defaulting party shall pay to the prevailing party reasonable attorneys' fees and costs incurred in connection with the prosecution of such action (and upon any appeal).

14. Agreement. This Agreement, together with the Lease, (a) constitutes the entire agreement between the parties hereto with respect to the subject matter hereof; (b) supersedes all prior or simultaneous negotiations or agreements; and (c) may not be modified, amended or otherwise changed in any manner except by a writing executed by the party to be charged.

15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State ofNew York, without giving effect to the principles of conflicts oflaw.

16. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the parties hereto; Buyer's rights and obligations hereunder may be assigned without the prior consent of Seller.

17. General Escrow Provisions. Escrow Holder's standard general provisions are hereby incorporated herein to the extent such provisions do not conflict with the terms and conditions contained in this Agreement.

18. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[THE REMAINDER OF THIS PAGE HAS BEEN LEFT INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

''SELLER'':

SUTTON HILL CAPITAL, L.L.C.,

a New York limited liability company

By:	/s/ James D. Vandever
Name:	James D. Vandever
Title:	Manager

"BUYER":

CITADEL CINEMAS, INC.,

a Nevada corporation

By:	/s/ Ellen M. Cotter
Name:	Ellen M. Cotter
Title:	Chair

EXHIBIT "A"

LEGAL DESCRIPTION OF LEASED SITE

[TO BE CONFIRMED BASED ON TITLE REPORT]

ALL that certain plot, piece or parcel of land, situate, lying and being in the Borough in Manhattan, City, County and State ofNew York, bounded and described as follows:

BEGINNING at the comer formed by the intersection of the southerly side of East 12th Street and the westerly side of Second Avenue;

RUNNING THENCE southerly along said westerly side of Second Avenue 103 feet; THENCE westerly parallel with said southerly side of East 12th Street, 117 feet 3 inches;

THENCE northerly parallel with said westerly side of Second Avenue and part of the way through a party wall, 103 feet to said southerly side of East 12th Street; and

THENCE easterly along said southerly side of East 12th Street, 117 feet 3 inches to the point of place of BEGINNING;

EXCEPTING THEREFROM all buildings and improvements thereon, including without limitation, that building commonly known as Village East Cinemas.

EXHIBIT "B"

LEGAL DESCRIPTION OF IMPROVEMENTS

[TO BE CONFIRMED BASED ON TITLE REPORT]

ALL buildings and improvements, including without limitation, that building commonly known as Village East Cinemas located on that certain plot, piece or parcel of land, situate, lying and being in the Borough in Manhattan, City, County and State of New York, bounded and described as follows:

BEGINNING at the comer formed by the intersection of the southerly side of East 12th Street and the westerly side of Second Avenue;

RUNNING THENCE southerly along said westerly side of Second Avenue 103 feet; THENCE westerly parallel with said southerly side of East 12th Street, 117 feet 3 inches;

THENCE northerly parallel with said westerly side of Second Avenue and part of the way through a party wall, 103 feet to said southerly side of East 12th Street; and

THENCE easterly along said southerly side of East 12th Street, 117 feet 3 inches to the point of place of BEGINNING.

EXHIBIT "C" DEED [ATTACHED]

This space reserved for Recorder's use only.

This space reserved for Recorder's use only.

This instrument was prepared by and after recording return to:

ATTN:

QUITCLAIM DEED

(Village East Cinema, New York, NY)

THIS INDENTURE, made this   day of ,20_, between SUTTON HILL CAPITAL, L.L.C., a New York limited liability company ("Grantor") and CITADEL CINEMAS, INC., a Nevada corporation ("Grantee"),

WITNESSETH, THAT GRANTOR, for and in consideration of the sum of and 00/100Dollars ($) and other good and valuable consideration in hand paid by Grantee, the receipt of which is hereby acknowledged, and pursuant to authority of the board of said corporation, DOES HEREBY REMISE, RELEASE, AND QUITCLAIM UNTO GRANTEE, its successors and assigns FOREVER, the buildings, fixtures and improvements situated in the City, County and State ofN ew York more particularly described on Exhibit A attached hereto.

TOGETHER WITH all and singular hereditaments and appurtenances belonging there, or in anyway appertaining, and all the estate, right, title, interest, claim or demand whatsoever, of Grantor, either at law or in equity of, in and to the above-described premises, with the hereditaments and appurtenances,

SUBJECT TO the encumbrances and reservations described on Exhibit B annexed to this indenture,

TO HAVE AND TO HOLD the said premises as described above, with the appurtenances, unto Grantee, its successors and assigns forever.

IN WITNESS WHEREOF, said Grantor has caused these presents to be signed by its duly authorized officer the day and year first above written.

SUTTON HILL CAPITAL, L.L.C.,

a New York limited liability company

By: Name: Title:

IN PRESENCE OF:

SIGNATORY ACKNOWLEDGEMENT:

STATE OF NEW YORK}

COUNTY OF[***]}

On the [***] day of [***], two thousand [***], before me, the undersigned, personally appeared[***], personally known to me or proved to me to on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

WITNESS ACKNOWLEDGEMENT:

STATE OF NEW YORK}

COUNTY OF[***]}

On the [*** ] day of [***1, two thousand [***], before me, the undersigned, personally appeared [***], the subscribing witness to the foregoing instrument, with whom I am personally acquainted, who, being by me duly sworn, did depose and say that he resides in [***]; that he knows [***] to be the individual described in and who executed the foregoing instrument; that the subscribing witness was present and said execute the same; and that said witness at the same time subscribed his name as a witness thereto.

Notary Public

Block:

Lot:

County:

Address:

RETURN BY MAIL TO:

EXHIBIT A

Legal Description

[TO BE CONFIRMED BASED ON TITLE REPORT]

ALL buildings and improvements, including without limitation, that building commonly known as Village East Cinemas located on that certain plot, piece or parcel of land, situate, lying and being in the Borough in Manhattan, City, County and State of New York, bounded and described as follows:

BEGINNING at the comer formed by the intersection of the southerly side of East 12th Street and the westerly side of Second Avenue;

RUNNING THENCE southerly along said westerly side of Second Avenue 103 feet; THENCE westerly parallel with said southerly side of East 12th Street, 1 17 feet 3 inches;

THENCE northerly parallel with said westerly side of Second Avenue and part of the way through a party wall, 103 feet to said southerly side of East 12th Street; and

THENCE easterly along said southerly side of East 12th Street, 117 feet 3 inches to the point of place of BEGINNING.

EXHIBITB

Encumbrances and Reservations

[TO BE CONFIRMED BASED ON TITLE REPORT]

EXHIBIT "D"

BILL OF SALE

FOR VALUABLE CONSIDERATION, the receipt and adequacy of which are hereby acknowledged, SUTTON HILL CAPITAL, L.L.C. (together with its successors, legal representatives and assigns, "Seller") does hereby convey to CITADEL CINEMAS, INC. (together with its successors, legal representatives and assigns, "Buyer"), all of its right, title and interest in and to the personal property described in Schedule  1 attached hereto (the "Personal Property").

Notwithstanding any prior or contemporaneous oral or written representations, statements, documents or understandings, Seller makes only those representations and warranties, if any, with respect to the Personal Property that are expressly set forth in that certain Purchase and Sale Agreement and Escrow Instructions dated________________ ____,20___ between Seller and Buyer (the "Agreement").

Buyer hereby acknowledges receipt of the Personal Property and further acknowledges that it is receiving such Personal Property in an "As Is" condition with only those warranties, if any, that are expressly set forth in the Agreement.

Buyer hereby agrees to assume and be bound by any and all of Seller's obligations, duties and liabilities arising on or after the date hereof in connection with any and all of the assets of Seller intended to be transferred and conveyed hereby.

This Bill of Sale may be executed by Seller and Buyer in one or more counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Bill of Sale as of ________________ ____,20___.

"SELLER":

SUTTON HILL CAPITAL, L.L.C.

By:_

"BUYER":

CITADEL CINEMAS, INC.

By:_

SCHEDULE!

All tangible personal property located upon the Property, including, without limitation, any and all appliances, furniture, carpeting, draperies and curtains, tools and supplies, and other items of personal property, in each case to the extent owned by Seller (excluding cash and any software), and used exclusively in connection with the operation of the Property.

EXHIBIT "E"

ASSIGNMENT AND ASSUMPTION AGREEMENT

This ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Agreement"), dated as of 20 is made by and between SUTTON HILL CAPITAL, L.L.C. (together with its successors, legal representatives and assigns, "Assignor") and CITADEL CINEMAS, INC. (together with its successors, legal representatives and assigns, "Assignee").

RECITALS

A. Reference is made to certain Indenture of Lease dated as of January 31, 1987 between Senyar Holding Company, as landlord ("Senyar"), and M-Square Theaters, Inc., as tenant ("M-Square"), the predecessor-in-interest to Assignor, covering premises at 181-189 Second Avenue, New York, New York 10003, containing the Village East Theatre ("Demised Premises"), as amended by that certain First Amendment to Lease, dated as of June 15, 1989, between Senyar and M-Square, and the letter regarding notices, dated December 20, 1993 from Senyar to M-Square (collectively, "Ground Lease").

B. Under that certain Purchase and Sale Agreement and Joint Escrow Instructions, dated as , 20_, by and between Assignor, as seller, and Assignee, as buyer (the "PSA"), Assignee has agreed to buy and such Assignor has agreed to sell, among other things, its interest in the Ground Lease. In connection with the PSA, Assignor now intends to assign all of its right, title and interest as tenant under the Ground Lease to Assignee, who intends to assume the obligations of the tenant under the Ground Lease from Assignor. Capitalized terms used herein shall have their meanings set forth in the PSA unless otherwise defined herein.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto now agree as follows:

AGREEMENT

1. Assignment. As of the Closing of Escrow, Assignor hereby transfers and assigns to Assignee all of its right, title and interest as tenant in and to the Ground Lease, including, without limitation, any possessory rights and rights to any monies which on the Closing of Escrow or thereafter become due to such Assignor from landlord under the Ground Lease.

2. Assumption. Effective on the Closing of Escrow, Assignee hereby (a) assumes the perfonnance of all the obligations of the tenant under the Ground Leases accruing on and after the Closing of Escrow and (b) agrees to fully perform all the terms, covenants, provisions and conditions of the Ground Lease herein assigned, all with the full force and effect as if the Assignee had signed the Ground Lease originally as the named tenant therein.

ASSIGNEE ACCEPTS THE DEMISED PREMISES IN ITS CURRENT "AS-IS" CONDITION AND ACKNOWLEDGES THAT ASSIGNOR IS NOT RESPONSIBLE TO PROVIDE, AND HAS. MADE NO REPRESENTATIONS OR WARRANTIES THAT IT WILL PROVIDE, ANY IMPROVEMENTS TO THE DEMISED PREMISES WHATSOEVER, AND FURTHER ACKNOWLEDGES THAT, EXCEPT AS MAY EXPRESSLY BE SET FORTH IN THE PSA, ASSIGNOR    HAS    NOT    MADE,    AND    ASSIGNEE    IS    NOT    RELYING    ON,    ANY

REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, REGARDINGTHE CONDITION OF THE DEMISED PREMISES.

3. Indemnity. As of the Closing of Escrow, Assignee hereby agrees that it shall indemnify and save harmless Assignor from all manners of suit, actions, damages, charges and expense, including attorneys' fees and court costs that Assignor may sustain by reason of Assignee's breach of any of the terms, covenants and conditions of the Ground Lease occurring on or after the Closing of Escrow.

4. Entire Agreement. This Agreement, together with the PSA, contains the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes any prior agreements, whether oral or in writing, previously entered into between the parties hereto with respect to the subject matter hereof.

5. Counterparts. This Agreement may be executed in two or more counterparts, each of which, when combined, constitutes one single, binding and valid agreement.

[Signature page follows.]

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the day and year first set forth above.

"ASSIGNOR":

SUTTON HILL CAPITAL, L.L.C.

By:_

"ASSIGNEE":

CITADEL CINEMAS, INC.

By:_

Acknowledgement:

By its execution below, the undersigned, as landlord under the Ground Lease, hereby consents to this Assignment and acknowledges the continuance of the Ground Lease by and between Landlord, as landlord, and Assignee, as tenant.

"LANDLORD":

By:_